UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 29, 2016

T-REX OIL, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 Zang Steet, Suite 250, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720)502-4483

Registrant’s telephone number, including area code

__________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

T-Rex Oil, Inc.’s (the Registrant) affiliated company, T-Rex Oil LLC #3 (“T-Rex LLC#3”) on March 20, 2016 entered into a Purchase and Sale Agreement with Black Hills Exploration and Production, Inc. (“Black Hills”) to purchase certain property interests in oil and gas leases located in Converse and Natrona County, Wyoming. The Agreement provides for a closing date of April 29, 2016 and an effective date of March 1, 2016. The property interests were purchased for cash of $250,000.

The property interests are part of the property interests currently held by T-Rex LLC#3 in Converse and Natrona Counties, as a result of the purchase, T-Rex LLC#3 has gained a 100% Working Interest in these properties.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2016, Mr. Jeffrey Bennett resigned as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

T-REX OIL, INC.

By:	/s/ Donald Walford
Donald Walford, Chief Executive Officer

Date: May 5, 2016